UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FOMO CORP. (“FOMO”), through a shareholder vote at its annual meeting held July 16, 2021, appointed the following executives to its Board of Directors:

John Conklin: Mr. Conklin is Chief Executive Operating Officer (“CEOO”) of FOMO’s wholly owned subsidiary Purge Virus, LLC (www.purgevirus.com a/k/a “IAQ Technologies”) and Managing Director of its 100% owned assets purchased from Independence LED Lighting, LLC (www.independenceled.com) and Energy Intelligence Center, LLC (www.energyintelligencecenter.com) which are incorporated under “Energy Intelligence Center LLC” of Wyoming. Conklin, who is currently on FOMO’s Advisory Board, has thirty years of experience in the technology and financial markets with a track record in operational excellence.

Shamira Jaffer: Ms. Jaffer has substantial experience in the technology and financial markets with a track record in operational excellence in automated retail and disinfection technology at Signifi Solutions Inc. (https://signifi.com) and Safe Antivirus Technologies Inc. (https://safeantivirustech.com) among other investments/companies. Her addition strengthens FOMO’s capabilities for clean building solutions with new technology, patents, access to the Canadian market, and advertising and omni-channel solutions for FOMO’s e-commerce subsidiary Himalaya Technologies a/k/a Homeland Resources Ltd. (OTC: HMLA). Ms. Jaffer is currently on FOMO’s Advisory Board.

Dilip Limaye: Mr. Limaye is founder and owner of Online Energy Manager (https://www.oem.us.com) and a serial entrepreneur and businessman. He joins a host of other technology executives and strategic consultants in the smart lighting, disinfection, energy management and HVAC services industries. He is a Senior Advisor to the World Bank on energy efficiency, renewable energy and sustainable development. Mr. Limaye is currently on FOMO’s Advisory Board.

Charles Szoradi: Mr. Szoradi is building intelligence executive with more than 28 years of experience in sustainability and cost-savings for retrofits and new construction.  Charlie has a Master Degree in Architecture. His two most recent pending patents for Purge Virus focus on advanced in-duct disinfection and tabletop disinfection to help reduce the spread of Covid-19 and future viruses. Szoradi focuses on high performance architecture, and he is a LEED AP (Leadership in Energy and Environmental Design – Accredited Professional), a Certified Building Performance Institute (BPI) Energy Auditor, a member of the Energy and Sustainability Committee for the Society of American Military Engineers, and the Leadership Council Chairman of the American LED Alliance. Mr. Szoradi is the founder of Purge Virus, LLC (now a wholly owned subsidiary of FOMO) and Independence LED, LLC (asset sale to FOMO) and an investor in Energy Intelligence Center, LLC (asset sale to FOMO). Szoradi is currently on FOMO’s Advisory Board.

Total authorized votes on corporate matters were as follows: Common shares - 5,852,611,492; Series A Preferred shares - 287,500,000; Series B Preferred shares - 5,143,315,000; Series C Preferred shares - 100,000,000,000; for total authorized votes of 111,283,426,492. A total of 102,088,815,000 votes were cast in favor of the appointments and the motions to appoint were passed. All Board appointments are subject to acceptance by each individual upon FOMO obtaining satisfactory and mutually agreeable Directors & Officers (“D&O”) insurance. These executives will then join current Chairman of the Board Vikram Grover on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: July 19, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer